CERTIFICATE OF INCORPORATION OF VERIDIUM CORPORATION




The undersigned, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

                                 ARTICLE I Name

The name of the corporation is VERIDIUM CORPORATION (the "Corporation").

                     ARTICLE II Registered Office and Agent

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle. The name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

                            ARTICLE III Incorporator

The name and mailing address of the Incorporator are as follows:


                            Steven Robert Lehr, Esq.
                            Steven Robert Lehr, P.C.
                           33 Clinton Road, Suite 100
                         West Caldwell, New Jersey 07006

                               ARTICLE IV Purpose


The Corporation is organized to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                             ARTICLE V Capital Stock

     (a) Authorization. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 55,000,000, consisting of 5,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"), and 50,000,000 shares of Common Stock, par value $0.001 per share (the "Common Stock").

     (b)  Common Stock. .

               (1) Designation and Amount. The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of the Common Stock, shall be as set forth in this Article V(b). The number of authorized shares of Common Stock may be increased or decreased (but not below the combined number of shares thereof then outstanding and those reserved for issuance upon conversion of any issued shares of Preferred Stock) by the affirmative vote of the holders of the majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law. .

               (2) Voting.Except as provided in this Certificate of Incorporation or by applicable law, each holder of Common Stock ("Common Stockholder") shall be entitled to one vote only for each share of Common Stock held of record on all matters as to which Common Stockholders shall be entitled to vote, which voting rights shall not be cumulative. .

               (3) Other Rights. Each share of Common Stock issued and outstanding shall be identical in all respects with each other such share, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of Preferred Stock and except as may be provided by the laws of the State of Delaware, the Common Stockholders shall have all other rights of stockholders, including, without limitation, (a) the right to receive dividends, when and as declared by the Board of Directors, out of assets lawfully available therefor, and (b) in the event of any distribution of assets upon a liquidation, dissolution or winding-up of the affairs of the Corporation or otherwise, the right to receive ratably and equally, together with the holders of the Preferred Stock, all the assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock of the specific amounts, if any, which they are entitled to receive upon such liquidation, dissolution or winding-up of the affairs of the Corporation. .

     (c) Preferred Stock. The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. The description of shares of each series of Preferred Stock, including any designations, preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors. The Board of Directors is expressly authorized, at any time, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and, if and to the extent from time to time required by law, by filing certificates of amendment or designation which are effective without stockholder action, to increase or decrease the number of shares included in each series of Preferred Stock, but not below the number of shares then issued, and to set in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following:

          (1) the dividend rate, if any, on shares of such series, the time of payment and the date from which dividends shall be accumulated, if dividends are to by cumulative; .

          (2) whether the shares of such series shall be redeemable and, if so, the redemption price and the terms and conditions of such redemption; .

          (3) the obligation, if any, of the Corporation to redeem shares of such series pursuant to a sinking fund; .

          (4) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; .

          (5) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the extent of such voting rights; .

          (6) the rights of the shares of such series in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation; and .

          (7) any other relative rights, powers, preferences, qualifications, limitations or restrictions relating to such series.


                          ARTICLE VI Board of Directors

The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. No election of directors need be by written ballot.

                               ARTICLE VII Bylaws

After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of ss.109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of ss.141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this Certificate of Incorporation.

                      ARTICLE VIII Limitation of Liability

The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection
(b) of ss.102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

                           ARTICLE IX Indemnification

The Corporation shall, to the fullest extent permitted by the provisions of ss. 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

                         ARTICLE X Amendment and Repeal

From time to time any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article X. The effective time of the Certificate of Incorporation of the Corporation, and the time when the existence of the Corporation shall commence, shall be the date of filing of this Certificate of Incorporation with the Secretary of State of Delaware.


Date: JANUARY 29, 2003               By:______________________________________
                                        STEVEN ROBERT LEHR, ESQ.,
                                        STEVEN ROBERT LEHR, P.C.,
                                        Incorporator